UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 29, 2015

OXFORD IMMUNOTEC GLOBAL PLC

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction

of incorporation)

001-36200	98-1133710
(Commission File Number)	(IRS Employer Identification No.)

94C Innovation Drive, Milton Park, Abingdon OX14 4RZ, United Kingdom

(Address of principal executive offices)

Registrant’s telephone number including area code +44 (0) 1235 442780

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 29, 2015, Oxford Immunotec Global PLC (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Piper Jaffray & Co., as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering (the “Offering”) of 4,255,319 ordinary shares, nominal value £0.006705 (the “Shares”), at an offering price to the public of $11.75 per Share (the “Offering Price”). The Underwriters agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $11.045 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 638,297 Shares (the “Option Shares”) at the Offering Price, less underwriting discounts and commissions. On January 30, 2015, the Underwriters exercised their option to purchase the Option Shares in full. The net proceeds to the Company from the sale of the Shares and the Option Shares were approximately $53.7 million after deducting underwriting discounts and commissions and estimated aggregate offering expenses payable by the Company.

The Offering closed on February 4, 2015. J.P. Morgan Securities LLC acted as lead book runner for the Offering. Piper Jaffray & Co. acted as joint book runner for the Offering.  Cowen and Company, LLC and Robert W. Baird & Co. Incorporated acted as co-managers for the Offering.

The Shares were offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-200571) filed with the Securities and Exchange Commission (the “Commission”) on November 25, 2014 and declared effective by the Commission on December 11, 2014 (the “Registration Statement”), and a preliminary and final prospectus supplement filed with the Commission in connection with the Offering. A copy of the opinion of Covington & Burling LLP relating to the validity of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and certain of its executive officers, and by the Company of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and incorporated by reference herein.

In connection with the Offering, certain information relating to Part II, Item 14 under the heading “Other Expenses of Issuance and Distribution” of the Registration Statement is being filed as Exhibit 99.1 with this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 8.01. Other Events.

On January 30, 2015, the Company issued a press release announcing that it had priced the Offering, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 29, 2015, by and among the Company, and J.P. Morgan Securities LLC and Piper Jaffray & Co., as representatives of the several underwriters named therein.

5.1	Opinion of Covington & Burling LLP

23.1	Consent of Covington & Burling LLP (contained in Exhibit 5.1).

99.1	Information relating to Part II, Item 14 of the Registration Statement on Form S-3 (No. 333-200571).

99.2	Press Release of Oxford Immunotec Global PLC, dated January 30, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2015

OXFORD IMMUNOTEC GLOBAL PLC

By:	/s/ Elizabeth M. Keiley
Elizabeth M. Keiley
Vice President and General Counsel